Exhibit 99.1

NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

Radisys Closes $17 Million Senior Notes Financing to Support Software-Systems Business Strategy

Announces Preliminary Fourth Quarter 2017 Revenue of Approximately $32 Million

HILLSBORO, OR - January 4, 2018 - Radisys Corporation (NASDAQ: RSYS), a global leader of open telecom solutions, today announced the Company closed a $17 million financing with Hale Capital Partners (“HCP”) and also entered into a newly established $20 million asset-backed line of credit agreement with Marquette Business Credit, a subsidiary of UMB Bank. In conjunction with securing the new financing, the Company settled all outstanding balances and terminated its previous line of credit with Silicon Valley Bank.

“Securing this additional capital provides us with increased flexibility, enabling us to more meaningfully focus on our Software and Services business,” said Brian Bronson, Radisys President and Chief Executive Officer. “Importantly, execution on our re-focused business strategy will position Radisys to deliver non-GAAP gross margins of over 40% and drive non-GAAP operating expenses below $40 million in 2018. Taken together, we expect these measures to result in more consistent profitability and positive cash flow, while also maintaining the capability to execute on growth opportunities across the business.”

Martin Hale, Jr., CEO of HCP, commented, "We are excited to become a strategic partner to Radisys. The Company is in a favorable position to capitalize on the fundamental changes underway in terms of how telecommunication networks are built. Additionally, Radisys’ unique portfolio of telecom software and services expertise can be a key enabler for communication service providers implementing 5G and next-generation open source solutions at the edge of the network. We look forward to working closely with the Board and management team to create significant value for all Radisys stakeholders."

The senior notes carry an interest rate of Prime plus 5.75%, with amortization not scheduled to begin until August 2018. ROTH Capital acted as placement agent and financial advisor to Radisys on the transaction. Additional details and terms of the respective agreements can be found in Form 8-K filed by the Company today with the U.S. Securities and Exchange Commission at www.sec.gov.

Fourth Quarter Preliminary Revenue
For the fourth quarter ended December 31, 2017, the Company anticipates revenue of approximately $32 million, exceeding the $31 million midpoint of its previously announced revenue guidance range. The Company also expects to record a one-time inventory charge of up to $11 million during the fourth quarter, largely associated with DCEngine inventories. Additionally, the Company anticipates recognizing restructuring charges of approximately $7 million through the second quarter of 2018, primarily associated with employee severance obligations and non-cash asset write-downs.

Radisys will report its complete fourth quarter 2017 results as part of the Company’s quarterly earnings conference call, which is currently scheduled for Thursday, February 8, 2018.

About Radisys
Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ hyperscale software defined infrastructure, service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks. For more information about Radisys, please visit www.radisys.com.

About Hale Capital Partners
HCP partners with talented entrepreneurs to achieve remarkable corporate transformations. Whether providing equity or debt in control or non-control situations, we serve as stewards for the ideas of extraordinary leaders as they seek to accelerate growth in public companies, divestitures, special situations and other lower middle market companies. Founded in 2007, HCP's roadmap to success centers on a program of transformation-financial, cultural, and operational-developed from extensive academic work and two decades of investment expertise. This critical intellectual property helps our companies evolve, grow, and compete in an ever-shifting marketplace.

Forward-Looking Statements
This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the fourth quarter of 2017 and fiscal 2018, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) increased Tier 1 commercial deployments across multiple product lines, (b) continued implementation of the Company’s next-generation products, (c) effective implementation of the planned restructuring, (d) customer implementation of traffic management solutions, (e) the outcome of product trials, (f) the market success of customers' products and solutions, (g) the development and transition of new products and solutions, including the Company’s FlowEngine appliance, MobilityEngine 5G RAN technology, MediaEngine Transcoding solutions and professional services programs across the Company’s strategic product lines, (h) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (i) the Company’s ability to raise additional growth capital, (j) the Company's dependence on certain customers and high degree of customer concentration, (k) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (l) matters affecting the telecom and embedded product industries, including changes in industry standards, changes in customer requirements and new product introductions, (m) actions by regulatory authorities or other third parties, (n) cash generation, (o) changes in tariff and trade policies and other risks associated with foreign operations, (p) fluctuations in currency exchange rates, (q) the ability of the Company to successfully complete any future restructuring, acquisition or divestiture activities, (r) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the ability to meet certain financial covenants as well as the potential need to raise additional funding, (s) risks related to cost reduction efforts and (t) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of January 4, 2018. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Radisys® is a registered trademark of Radisys